USF&G Corporation
Exhibit 11 - Computation of Earnings Per Share
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
                                                                     For the Years Ended December 31
(dollars in millions except per share data)                        1993           1992            1991
Net Income Available to Common Stock
  Primary:
    Income (loss) from continuing operations
      before cumulative effect of
      adopting new accounting standards                    $        127    $        35     $      (144)
    Less preferred stock dividend requirements                       48             48              37
    Income (loss) from continuing operations before
      cumulative effect of adopting new accounting standards
      available to common stock                                      79            (13)           (181)
    Loss from discontinued operations                                 -             (7)            (32)
    Income from cumulative effect of adopting new accounting
      standards                                                      38              -               -
      Net income (loss) available to common stock          $        117    $       (20)    $      (213)
  Fully diluted:
    Income (loss) from continuing operations
      before cumulative effect of
      adopting new accounting standards                    $        127    $        35     $      (144)
    Less preferred stock dividend requirements                       16             48              37
    Income (loss) from continuing operations before
    cumulative effect of adopting new accounting standards
   available to common stock                                       111            (13)            (181)
    Loss from discontinued operations                                 -             (7)            (32)
    Income from cumulative effect of adopting new accounting
      standards                                                      38              -               -
      Net income (loss) available to common stock          $        149    $       (20)    $      (213)
Weighted Average Shares Outstanding
  Primary common shares                                      84,780,283     84,355,431      84,169,091
  Fully diluted:
    Common shares                                            84,780,283     84,355,431      84,169,091
    Assumed conversion of preferred stock                    26,611,211              -               -
    Assumed exercise of stock options                         1,301,361              -               -
      Total fully diluted                                   112,692,855     84,355,431      84,169,091
Earnings Per Common Share
  Primary (A):
    Income (loss) from continuing operations
      before cumulative effect of
      adopting new accounting standards                    $        .93    $      (.16)    $     (2.15)
    Loss from discontinued operations                                 -           (.08)           (.38)
    Income from cumulative effect of adopting new
      accounting standards                                          .45              -               -
      Net  income (loss)                                   $       1.38    $      (.24)    $     (2.53)
  Fully diluted (B):
    Income (loss) from continuing operations
      before cumulative effect of
      adopting new accounting standards                    $        .98    $      (.16)    $     (2.15)
    Loss from discontinued operations                                 -           (.08)           (.38)
    Income from cumulative effect of adopting new
      accounting standards                                          .34              -               -
      Net income (loss)                                    $       1.32    $      (.24)    $     (2.53)

(A) Shares issuable under stock options (1,301,361 shares in 1993, 613,974 shares in 1992, and 3,252 shares in 1991) have not been used as common stock equivalents in the computation of primary earnings per common share presented on the face of the Consolidated
Statement of Operations because the dilutive effect is not material.
(B) Fully diluted earnings per common share amounts are calculated assuming the conversion of all securities whose contingent issuance would have a dilutive effect on earnings.
The effect of assuming conversion of the preferred stock
(30,959,211 shares in 1992 and 19,068,466 shares in 1991) is antidilutive and, therefore, the amounts presented in the Consolidated Statement of Operations for primary and fully diluted earnings per share are the same. Shares issuable under stock options (852,627 in 1992 and 3,252 in 1991) have not been used as common stock equivalents because the dilutive effect is not material.
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